Exhibit 99.1

Investor Relations:	Public Relations:
Bill Slakey	Allen Bush
Handspring	Handspring
650-230-5070	650-230-5029
InvestorRelations@handspring.com	abush@handspring.com

HANDSPRING REPORTS FIRST QUARTER RESULTS

MOUNTAIN VIEW, CALIF. (October 9, 2003) – Handspring, Inc. (NASDAQ: HAND) today reported results for the first quarter of fiscal 2004 ended September 27, 2003, which included initial shipments of its new Treo 600 smartphone.

Revenue for the first quarter of fiscal 2004 was $13.1 million, down from $14.5 million in the fourth quarter of fiscal 2003 and from $54.1 million in the first quarter a year ago. Revenue for the quarter included $10.5 million in communicator sales and $2.6 million in organizer and accessory sales and other revenue. Treo 600 production started late in the quarter, therefore limiting revenue for the period. The Company exited the quarter with a backlog of orders.

On a GAAP basis, net loss for the period totaled $13.9 million, or $0.09 per share as compared to a net loss of $13.0 million, or $0.09 per share in the fourth quarter of fiscal 2003 and a net loss of $15.3 million or $0.11 per share in the first quarter a year ago.

On a non-GAAP basis, excluding amortization of deferred stock compensation and intangibles, the net loss for the period totaled $13.2 million, or $0.09 per share as compared to a net loss of $11.5 million, or $0.08 per share in the fourth quarter of fiscal 2003 and a net loss of $12.4 million or $0.09 per share in the first quarter a year ago.

“We were pleased this quarter to have certified and started shipping the new Treo 600 smartphone on both the Sprint network in the U.S. and the Orange network in Europe,” said Donna Dubinsky, chief executive officer of Handspring. “In addition, we are delighted to be launching the product with support from three additional U.S. carriers, specifically AT&T, Cingular and T-Mobile.”

-end-

As of September 27, 2003, Handspring’s unrestricted cash and short-term investments totaled $18.9 million, down $18.0 million from June 28, 2003. As part of the merger agreement between Palm, Inc. and Handspring, Palm has agreed to provide up to a $20.0 million line of credit to Handspring for working-capital purposes, subject to certain conditions. To date, Handspring has not borrowed funds from Palm.

Handspring currently is shipping its new flagship Treo 600 smartphone to Sprint in the U.S. and Orange in Europe and began selling the Sprint product on the Handspring.com website yesterday. The Company expects to make Treo 600 available to Cingular, T/Mobile and AT&T customers soon. Handspring also will deliver the Treo 600 to select distribution partners in the U.S., Europe, Asia and Latin America to broaden its global distribution of Treo 600 this calendar year.

MERGER WITH PALM SOLUTIONS GROUP

On September 26, 2003, the Securities and Exchange Commission declared effective Palm’s registration statement on Form S-4, which includes the proxy statement for the proposed merger of Handspring and the Palm Solutions Group of Palm, Inc. Handspring will hold a special stockholders meeting on October 28, 2003 to vote on the merger. All Handspring stockholders of record as of September 23, 2003 are eligible to vote at the meeting or by proxy. The merger is expected to close on October 28, 2003.

“We are pleased with the progress of our integration planning for Handspring’s merger with the Palm Solutions Group of Palm, Inc.,” said Dubinsky. “We believe that the combined company, under the palmOne name, will continue to be a global leader in mobile computing.”

CONFERENCE CALL INFORMATION

Handspring’s earnings conference call will be webcast on its web site at www.handspring.com, live at 2 p.m. PDT (Pacific Daylight Time) on Thursday, October 9, 2003. The audio replay of the Company’s conference call can be accessed via telephone after 4:00 p.m. PDT, October 9, 2003 until 4:00 p.m. PDT, October 16, 2003 by calling (800) 633-8284 or (402) 977-9140 and entering the reservation number 21162630.

ABOUT HANDSPRING

Handspring is a leading innovator in personal communications and handheld computing. The company’s products include the Treo wireless communicators and Treo 90 organizer, the Visor expandable handheld computers, and client and server software for fast Web access from handheld devices and mobile phones. Today Handspring products and accessories are sold at www.handspring.com and through select Internet, retail and carrier partners in the United States, Europe, Asia, Australia, New Zealand, Canada, Middle East, and Mexico/Latin America.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding the following: the scope of carrier support for the Treo 600; the future availability of the Treo 600; the timing of the completion of the merger of the Palm Solutions Group and Handspring; and the potential for the combined company to be a global leader in mobile computing. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including, without limitation, the following: the approval of the merger by Palm and Handspring stockholders; the satisfaction of closing conditions relating to the merger; the successful integration of Handspring’s employees and technologies with those of Palm; Handspring’s ability to develop and deliver innovative smartphones; the degree to which wireless carriers will facilitate the successful introduction of Handspring’s smartphones; the quality and scope of voice and data service coverage offered by carriers; carrier and end user customer acceptance of and demand for smartphones in general and Handspring’s products in particular; overall product quality; and the rapid pace of technological change and competitive developments in the handheld computer and wireless communications industries. A detailed discussion of these and other risks and uncertainties is included in Handspring’s most recent filings with the Securities and Exchange Commission and in the Form S-4 filed by Palm on July 3, 2003, as amended, in connection with the proposed merger of the Palm Solutions Group and Handspring. Handspring assumes no obligation to update the forward-looking information contained in this press release.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

On July 3, 2003, in connection with the proposed reorganization transaction involving Palm, PalmSource and Handspring, Palm filed with the SEC a Registration Statement on Form S-4 containing a proxy statement/prospectus. In addition, on July 3, 2003, PalmSource filed with the SEC a Registration Statement on Form S-4 containing a prospectus relating to the distribution of PalmSource shares to the existing stockholders of Palm. Investors and security holders are urged to read these filings as amended because they contain important information about the reorganization transaction described herein. Investors and security holders may obtain free copies of these documents and other documents filed with the Securities and Exchange Commission at the Securities and Exchange Commission’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the Securities and Exchange Commission by Palm by contacting of Palm Investor

Relations (877.696.7256 or palm.ir@corp.Palm.com). Investors and security holders may obtain free copies of the documents filed with the Securities and Exchange Commission by Handspring by contacting Handspring Investor Relations (650.230.5070 or investorrelations@Handspring.com). Investors and security holders may obtain free copies of the documents filed with the Securities and Exchange Commission by PalmSource by contacting PalmSource Investor Relations (Al Wood at 408.400.3000 or Al.Wood@Palmsource.com).

Handspring and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Handspring and Palm in connection with the reorganization transaction described herein. Information regarding the special interests of these directors and executive officers in the reorganization transaction described herein is set forth in the proxy statement/prospectus, which is included in the Registration Statement on Form S-4 filed by Palm with SEC on July 3, 2003, as amended. Additional information regarding these directors and executive officers is also included in Handspring’s proxy statement for its 2002 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on or about October 1, 2002. This document is available free of charge at the Securities and Exchange Commission’s web site at www.sec.gov and from Handspring by contacting Handspring Investor Relations (650.230.5070 or investorrelations@Handspring.com).

Handspring, the Handspring logo, Treo, the Treo logo, and Visor are trademarks of Handspring, Inc. and may be registered in certain jurisdictions. All other brand names are trademarks of their respective owners.

HANDSPRING, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 27, 2003	June 28, 2003

	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$18,879	$31,308
Short-term investments	-	5,602
Accounts receivable, net	7,660	5,290
Prepaid expenses and other current assets	4,585	2,956
Inventories	2,559	3,841
Restricted investments for committed tenant improvements and other	7,428	8,185

Total current assets	41,111	57,182
Restricted investments	-	-
Property and equipment, net	4,935	5,917
Construction in progress-Sunnyvale tenant improvements	-	-
Construction in progress-Sunnyvale property	14,600	14,291
Other assets	2,563	3,377

Total assets	$63,209	$80,767

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,232	$15,661
Accrued liabilities	30,389	33,853
Provision for committed tenant improvements and other	7,428	8,185
Non-cash obligations for CIP-Sunnyvale property	-	-

Total current liabilities	52,049	57,699
Long-term liabilities:
Non-cash obligations for CIP-Sunnyvale property	14,600	14,291
Sunnyvale note payable-LT	2,000	2,150
Stockholders’ equity:
Common stock	150	149
Additional paid-in capital	427,092	425,983
Deferred stock compensation	(514)	(1,284)
Accumulated other comprehensive loss	(929)	(931)
Accumulated deficit	(431,239)	(417,290)

Total stockholders’ equity	(5,440)	6,627

Total liabilities and stockholders’ equity	$63,209	$80,767

HANDSPRING, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended				Three Months Ended
	September 27, 2003				September 28, 2002

	GAAP (A)	Difference		Non-GAAP (B)	GAAP (A)	Difference		Non-GAAP (B)

Revenue	$13,108	$-		$13,108	$54,138	$-		$54,138

Costs and operating expenses:
Cost of revenue	10,697	-		10,697	40,950	-		40,950
Research and development	5,744	-		5,744	5,391	-		5,391
Selling, general and administrative	10,569	-		10,569	20,708	-		20,708
Amortization of deferred stock compensation (*)	770	(770	) (C)	-	2,940	(2,940	) (C)	-

Total costs and operating expenses	27,780	(770)		27,010	69,989	(2,940)		67,049

Loss from operations	(14,672)	770		(13,902)	(15,851)	2,940		(12,911)
Interest and other income, net	723	-		723	637	-		637

Loss before taxes	(13,949)	770		(13,179)	(15,214)	2,940		(12,274)
Income tax provision	-	-		-	100	-		100

Net loss	$(13,949)	$770		$(13,179)	$(15,314)	$2,940		$(12,374)

Basic and diluted net loss per share	$(0.09)	$0.01		$(0.09)	$(0.11)	$0.02		$(0.09)

Shares used in calculating basic and diluted net loss per share	149,379			149,379	143,257			143,257

(*) Amortization of deferred stock compensation:
Cost of revenue	$101				$387
Research and development	131				615
Selling, general and administrative	538				1,938

	$770				$2,940

(A)	Reflects operating results based on U.S. generally accepted accounting principles (or GAAP).

(B)	Non-GAAP amounts exclude amortization of deferred stock compensation.

(C)	Non-cash charge related to the amortization of deferred stock compensation, primarily related to stock options granted prior to our IPO.